UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2025

TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-35465

(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15822 Bernardo Center Drive, Suite 105

San Diego, California 92127

(Address of principal executive offices) (Zip code)

(914) 345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On August 1, 2025, Turtle Beach Corporation, a Nevada corporation (the “Company”) entered into the Credit Agreement (the “Credit Agreement”), by and among the Company, Voyetra Turtle Beach, Inc., a Delaware corporation (“Voyetra”), TBC Holding Company LLC, a Delaware limited liability company (“TBC Holding”), Performance Designed Products LLC, a California limited liability company (“Performance Designed”, and together with Parent, Voyetra, and TBC Holding, each individually a “U.S. Borrower,” and collectively, jointly and severally, the “U.S. Borrowers”), Turtle Beach Europe Limited, a company limited by shares and incorporated in England and Wales with company number 03819186 (the “U.K. Borrower”; and together with the U.S. Borrowers, each individually a “Borrower,” and collectively, jointly and severally, the “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation, Tide Acquisition Sub II, LLC, a Delaware limited liability company, the other guarantors party thereto, the lenders party thereto, and Bank of America, N.A. (“Bank of America”), as the administrative agent, the swingline lender and the L/C issuer.

Credit Agreement

The Credit Agreement includes a $60,000,000 term loan facility (the “Term Loan Facility”) and a $90,000,000 revolving credit facility (“Revolving Facility”, and together with the Term Loan Facility, the “Facilities”) with designated sub-facility limits of (i) $15,000,000 for the U.K. Borrower, (ii) $10,000,000 for a swingline facility and (iii) $5,000,000 for letters of credit. Actual credit availability under the Revolving Facility is subject to a borrowing base limitation that is calculated based on a percentage of eligible trade accounts receivable and inventories, the balances of which fluctuate, and is subject to discretionary reserves and revaluation adjustments. The Borrowers may utilize the Facilities for borrowings as well as for the issuance of letters of credit, repaying existing indebtedness outstanding as of the effective date of the Credit Agreement and ongoing working capital and general corporate purposes as defined by the Credit Agreement. The Facilities refinance and replace the Company’s previous debt arrangements.

Maturity. The Facilities mature on August 1, 2028.

Security. To secure their obligations under the Credit Agreement, the Company and each of the other loan parties granted an all-assets lien with a first priority security interest in substantially all of their assets to the administrative agent.

Interest Rates and Fees. Borrowings will bear interest at a rate that varies depending on the type of loan and the Borrower. The interest rate will be calculated using a floating rate plus a margin. Depending on the type of loan, the floating rate will either be the prime rate announced by Bank of America, Term SOFR, Daily Simple SOFR, EURIBOR or SONIA. The margin will range from 2.00% to 2.75% for base rate loans and SONIA based loans and from 3.00% to 3.75% for Term SOFR, Daily Simple SOFR and EURIBOR loans. The Credit Agreement also provides for an unused line fee, letter of credit fees, and agent fees.

Voluntary Prepayment. The Borrowers will be able to voluntarily prepay the principal of any advance, without penalty or premium, at any time in whole or in part, subject to certain breakage costs.

Financial and Other Covenants. The Credit Agreement requires the Company and its subsidiaries to (i) maintain a fixed charge coverage ratio, defined as the ratio, determined on a consolidated basis for the Company and its subsidiaries for the applicable measurement period, of (a) EBITDA minus unfinanced capital expenditures and cash taxes paid for such period to (b) consolidated interest charges for such period plus principal payments or redemptions of outstanding debt plus certain restricted payments and (ii) maintain a consolidated leverage ratio, defined as the ratio, determined on a consolidated basis for the Company and its subsidiaries for the applicable measurement period, of (a) certain funded indebtedness minus unrestricted cash up to a maximum of $12,000,000 to (b) EBITDA. The Credit Agreement also contains affirmative and negative covenants that, subject to certain exceptions, limit our ability to take certain actions, including our ability to incur debt, pay dividends and repurchase stock, make certain investments and other payments, enter into certain mergers and consolidations, engage in sale leaseback transactions and transactions with affiliates, and encumber and dispose of assets.

Events of Default. The Credit Agreement contains customary events of default, including defaults triggered by the failure to make payments when due, breaches of covenants and representations, material impairment in the perfection of the lenders’ security interest in the collateral, and events related to bankruptcy and insolvency of the Company and its subsidiaries. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans and issue letters of credit and/or accelerate amounts due under the Credit Agreement and exercise other rights and remedies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Company has filed the agreement referenced above to provide investors with information regarding its terms. The agreement is not intended to provide any other factual information about the Company, the other parties thereto or their respective businesses or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties and covenants in the agreement may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about the Company, the other parties thereto or their respective businesses or operations on the date hereof.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.

The information in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated August 1, 2025, by and among Turtle Beach Corporation, a Nevada corporation, Voyetra Turtle Beach, Inc., a Delaware corporation, TBC Holding Company LLC, a Delaware limited liability company, Performance Designed Products LLC, a California limited liability company, Turtle Beach Europe Limited, a company limited by shares and incorporated in England and Wales with company number 03819186, VTB HOLDINGS, INC., a Delaware corporation, Tide Acquisition Sub II, LLC, a Delaware limited liability company, the other guarantors party thereto, the lenders party thereto, and Bank Of America, N.A., as the administrative agent, the swingline lender and the L/C issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: August 4, 2025	By:	/s/ MARK WEINSWIG
Mark Weinswig Chief Financial Officer